ADDITIONAL AGREEMENT No. 1
                    to the Company Agreement and Statute of
                             UNIMEDIA COMPANY LTD.
                 Authenticated with no. ______ from 22.09.1995
              Company Registered on RRC with no. J 40/ 1592/ 1995


This Additional Agreement is made this 09.25-th day of 1996 between :

      MEDIA PRO LTD. - a limited liability Company duly organized and existing under the laws of Romania, having his registered offices at 135 Calea Victoriei, floor 8, sector 1, Bucharest, registered with the Register of Commerce of Bucharest under no. J 40/4996/1991, duly represented by Mr. Adrian Sarbu - Manager Director;

      ILIESCU GEORGE-MARIUS - Romanian citizen, residing at Justinian Street no. 20, sector 2, Bucharest, represented through legal mandate by Liana Petrovici;

      BRATULESCU THEODOR-MIHAI - Romanian citizen, living at 1 MAI Av. No.79, Bl. 15, Sc. B, Ap. 60, Sector 1, Bucharest, represented through legal mandate by Liana Petrovici;

having the legal capacity of "assigning associates"

and

      CME MEDIA ENTERPRISES BV - a limited liability Company duly organized and existing under the laws of Holland, having his registered offices at 29 Leidseplein, Amsterdam, Holland, duly represented by Mr. Dean Chisiu - Legal Mandate;

      ADRIAN SARBU - Romanian citizen, residing at Turgheniev Street No.2-4, sector 1, Bucharest;

having the legal capacity of "assignees"

whereas, they concluded the present Aditional Agreement to the Company Agreement and Statute of UNIMEDIA COMPANY LTD., according to the decision of the General Assembly of the associates dated 09. 25-th. of 1996, as follows :

I. The cession of the Social Parts owned by the Assigning Associates MEDIA PRO LTD, Iliescu George Marius and Bratulescu Theodor to Assignees CME MEDIA ENTREPRISES BV LTD and Adrian Sarbu, according to conveyance Agreement authenticated with no. 192 from 25.09.1996 by Vladica Ratiu Gheorghe, Public Notary.

II. Increasing of the Company's Social Capital with the amount of 33.900.000 lei, representing cash contribution, from which is 10.000 USD, equivalent to
32.205.000 lei (3220,5 lei/USD) paid by the new associate - CME MEDIA ENTERPRISES BV LTD and 1.695.000 lei, cash contribution paid by the new associate - Adrian Sarbu.

      The incease is made by paying 6.780 social parts, each consisting of 5.000 lei numbered from 21 to 6.800, inclusively.

III. According to the Increase of the Social Capital Art. 5 of the Company Agreement and Art. 7 of the Statute will be amended as follows :

"The Social Capital and accounting documents of the Company are registered in lei.
The Social Capital is 34.000.000 lei cash.
The Social Capital consists of 6.800 equal Social Parts, each one valued at
5.000 lei.
The Social Parts are numbered from 1 to 6.800, inclusively, divided between the Associates as follows:

CME MEDIA ENTERPRISES BV LTD - 32.300.000 lei, cash, equivalent to 10.030 USD (3.220,5 lei/USD), whichown 6.400 Social Parts, numbered from 1 to 19 and from 21 to 6.461, inclusively, representing 95% of the Social Capital value, paid in USD.

SARBU ADRIAN - 1.700.000 lei, cash, who owns 340 Social Parts, respectively, one social part numbered 20 and Social Parts numbered from 6.462 to 6.800, inclusively, representing 5% of the Social Capital value, paid in lei.

The Social Capital will be paid as of the date of registration of this Agreement at the Romanian Register of Commerce.

The present Additional Agreement is included in the Company Agreement and the Statute and is executed and signed in 6 copies before - Vladica Ratiu Gheorghe - Public Notary, this authentication day :



On behalf of                           On behalf of
SC MEDIA PRO SRL                       CME MEDIA ENTREPRISES BV

ADRIAN SARBU                           DEAN CHISIU


In behalf of
Iliescu George Marius                  Adrian Sarbu
Bratulescu Theodor

Liana Petrovici


                                       2